UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
October 28, 2022
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On November 3, 2022, SolarWinds Corporation (“SolarWinds” or the “Company”) issued a press release regarding, and will hold a conference call announcing, its financial results for the fiscal quarter ended September 30, 2022. A copy of SolarWinds' press release is attached hereto as Exhibit 99.1.
The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information in this report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
SolarWinds refers to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 8.01	Other Events.
Litigation and Investigation Update

Securities Class Action

On October 28, 2022, SolarWinds entered into a binding settlement term sheet with respect to the previously disclosed consolidated putative class action lawsuit. The settlement is subject to certain conditions, including the filing of a Stipulation of Settlement, notice to potential class members and final court approval. The settlement, if approved, would require the Company to pay $26 million to fund claims submitted by class members, the legal fees of plaintiffs’ counsel and the costs of administering the settlement. The proposed settlement resolves all claims asserted against the Company and the other named defendants in connection with the class action litigation and would contain provisions that the settlement does not constitute an admission, concession, or finding of any fault, liability, or wrongdoing of any kind by the Company or any defendant. There can be no assurance that the final settlement agreement will be executed or that such agreement will be approved by the court.

The settlement sum was authorized and approved by the Company’s insurers, and if the settlement agreement is approved by the court, the Company expects that the settlement payment will be funded entirely by applicable directors’ and officers’ liability insurance.

SEC Investigation

Also on October 28, 2022, the enforcement staff of the U.S. Securities and Exchange Commission (the “SEC”) provided the Company with a “Wells Notice” relating to its investigation into the previously disclosed cyberattack on the Company’s Orion Software Platform and internal systems. The Wells Notice states that the SEC staff has made a preliminary determination to recommend that the SEC file an enforcement action against the Company alleging violations of certain provisions of the U.S. federal securities laws with respect to its cybersecurity disclosures and public statements, as well as its internal controls and disclosure controls and procedures. A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. The Company maintains that its disclosures, public statements, controls and procedures were appropriate and will submit a response to the SEC staff’s position. If the SEC were to authorize an action against the Company, it could seek an order enjoining the Company from engaging in future violations of provisions of the federal securities laws subject to the action, imposing civil monetary penalties and providing for other equitable relief within the SEC’s authority. The results of the Wells Notice process and any corresponding enforcement action and the costs, timing and other potential consequences of responding and complying therewith are unknown at this time.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by SolarWinds Corporation dated November 3, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	November 3, 2022	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
President and Chief Executive Officer